                                    FORM OF
                                 SECURITY FUNDS
                          SHAREHOLDER SERVICE AGREEMENT

This Shareholder  Service  Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment  Company Act of 1940, by each of the Security
Funds  (or  designated  classes  of such  funds)  listed in  Schedule  A to this
Agreement  (the  "Funds"),  which  Schedule  may be amended from time to time by
Security  Distributors,  Inc.  ("SDI").  The  Funds  have  adopted  one or  more distribution  plans under Rule 12b-1 (each a "Plan") This Agreement,  being made between SDI, solely as agent for such Funds and the undersigned service provider
(the  "Service  Provider"),  defines the  services to be provided by the Service
Provider  for which it is to receive  payments  pursuant to the Plan  adopted by each of the Funds.  The Plan and the Agreement  have been approved by a majority of the directors of each of the Funds, including a majority of the directors who are not  interested  persons of such  Funds,  and who have no direct or indirect financial  interest  in the  operation  of the Plan or related  agreements  (the
"Dis-interested Directors"), by votes cast in person at a meeting called for the purpose of voting on the Plan.

 1.  To the extent that you provide continuing personal  shareholder services to customers who may, from time to time,  directly or beneficially  own shares of the Funds,  including  but not limited to,  answering  routine  customer inquiries  regarding the Funds,  assisting  customers in changing  dividend options,  account designations and addresses,  and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds'  shares,  assisting  in the  establishment  and  maintenance  of customer  accounts  and  records  and in the  processing  of  purchase  and
     redemption   transactions,    investing   dividends   and   capital   gains
     distributions automatically in shares, providing  sub-administration and/or sub-transfer agency services for the benefit of the Fund and providing such other  services as the Funds or the customer may  reasonably  request,  we, solely  as agent  for the  Funds,  shall  pay you a fee  (the  "Shareholder
     Service Fee")  periodically or arrange for a Shareholder  Service Fee to be paid to you.

 2.  The  Shareholder  Service  Fee  shall  be  based  on the  value  of  shares
     attributable   to  customers  to  whom  you  are   providing  the  services
     contemplated herein and as reflected on our books. The Service Fee shall be calculated  on the basis and at the  rates  set  forth in the  Fund's  then current  prospectus  or SAI.  Without  prior  approval by a majority of the outstanding  shares of a Fund,  the fees paid to you  pursuant to each Plan shall not exceed .25 percent  annually of the  aggregate net asset value of the shares held by your customers receiving services.

 3.  The total of the fees  calculated for all of the Funds listed on Schedule A for any period with respect to which calculations are made shall be paid to you within 45 days after the close of such period.

 4.  We  reserve  the right to  withhold  payment  with  respect  to the  Shares purchased by you and redeemed or  repurchased by the Fund or by us as Agent within seven (7) business days after the date of our  confirmation  of such purchase.  We reserve  the right at any time to impose  minimum fee payment requirements before any periodic payments will be made to you hereunder.

 5.  You  shall  furnish  us and  the  Funds  with  such  information  as  shall reasonably be requested  either by the directors of the Funds or by us with respect to the fees paid to you pursuant to this Agreement.

 6.  We shall  furnish  the  directors  of the  Funds,  for  their  review  on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

 7.  Neither you nor any of your  employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current  Prospectus  or Statement of  Additional  Information  for the
     Funds, and you shall have no authority to act as agent for the Funds or for
     SDI.

 8.  We may enter into other similar  Shareholder  Service  Agreements  with any other person without your consent.

 9.  This  Agreement  may be amended  at any time  without  your  consent by SDI mailing a copy of an amendment to you at the address set forth below.  Such amendment  shall become  effective on the date  specified in such amendment unless you elect to terminate  this  Agreement  within  thirty (30) days of your receipt of such amendment.

10.  This  Agreement  may be  terminated  with  respect  to any Fund at any time without  payment of any penalty by the vote of a majority of the  directors of such Fund who are Dis-interested Directors or by a vote of a majority of the Fund's outstanding  shares, on sixty (60) days' written notice. It will be  terminated  with  respect to any Fund by any act which  terminates  the
     Fund's  Plan,   and  in  any  event,   this  Agree  ment  shall   terminate
     automatically in the event of its assignment as that term is defined in the
     1940 Act.

11.  This Agreement  shall become  effective upon execution and delivery  hereof and shall  continue in full force and effect as long as the  continuance of the Plan and this related  Agreement  are  approved at least  annually by a
     vote  of  the  directors,   including  a  majority  of  the  Dis-interested
     Directors,  cast in person at a meeting  called  for the  purpose of voting thereon.  All  communications to us should be sent to the address of SDI as shown at the  bottom  of this  Agreement.  Any  notice to you shall be duly given if mailed  or  telegraphed  to you at the  address  specified  by you below.

12.  You  represent  that you  provide to your  customers  who own shares of the
     Funds personal  services as defined in paragraph 1 above, and that you will continue  to  accept  payments  under  this  Agreement  only so long as you provide such services.

13.  This Agreement  shall be construed in accordance with the laws of the State of Kansas.

                                  SECURITY DISTRIBUTORS, INC.

Date:                             By:
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The undersigned agrees to abide by the foregoing terms and conditions.

Date:                             By:
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                                       Signature

                                       -----------------------------------------
                                       Print Name                     Title

                                       -----------------------------------------
                                       Service Provider's Name

                                       -----------------------------------------
                                       Address

                                       -----------------------------------------
                                       City           State           Zip

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                                       Telephone

             Please sign both copies and return one copy of each to:

                           Security Distributors, Inc.
                           Attention:
                           700 SW Harrison
                           Topeka, Kansas 66636-0001

                                 SCHEDULE "A" TO
                          SHAREHOLDER SERVICE AGREEMENT

                Fund

Security Equity Fund, Equity Series - Class B, C, and S
Security Equity Fund, Global Series - Class B, C, and S
Security Equity Fund, Total Return Series - Class B, C, and S
Security Equity Fund, Social Awareness Series - Class B, C, and S
Security Equity Fund, Mid Cap Value Series - Class B, C, and S
Security Equity Fund, Small Cap Growth Series - Class A, B, C, and S
Security Equity Fund, Enhanced Index Series - Class A, B, C, and S
Security Equity Fund, International Series - Class A, B, C, and S
Security Equity Fund, Select 25 Series - Class A, B, C, and S
Security Equity Fund, Large Cap Grwoth Series - Class A, B, C, and S
Security Equity Fund, Technology Series - Class A, B, C, and S

Security Growth and Income Fund - Class B, C and S

Security Ultra Fund - Class B, C and S

Security Income Fund, Diversified Income Series, Class A, B, C and S
Security Income Fund, High Yield Series, Class A, B, C and S
Security Income Fund, Capital Preservation Series, Class A, B, C and S

Security Municipal Bond Fund, Class A and B